Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682) pertaining to The Gorman-Rupp Company 401(k) Plan of our report dated June 26, 2013, with respect to the statement of net assets available for benefits of The Gorman-Rupp Company 401(k) Plan as of December 31, 2012 included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 27, 2014